SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant    X

Filed by a party other than the registrant

Check the appropriate box:

     	Preliminary proxy statement.

     X   	Definitive proxy statement.

             Definitive additional materials.

             Soliciting material under Rule 14a-12.
______________________________________________________________________________

CHIEF CONSOLIDATED MINING COMPANY (FILE # 1-1761)
	(Name of registrant as Specified in its Charter)
__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other than the registrant):  N/A

     	Payment of filing fee (check the appropriate box):

 X	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:  N/A



CHIEF CONSOLIDATED MINING COMPANY
500 Fifth Avenue
New York, New York 10110

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF ANNUAL MEETING TO BE HELD DECEMBER 15, 2000

To the Shareholders of Chief Consolidated Mining Company:

Notice is hereby given that a Special Meeting of Shareholders in Lieu of Annual Meeting of Chief Consolidated Mining Company will be held at the Doral Hotel, 70 Park Avenue at 38th Street, (Park Avenue Suite), New York City, New York 10016 on Friday, December 15, 2000 at 11:00 A.M. New York City time for the following purposes:

(1)  To elect seven (7) directors to serve during the ensuing year.

(2) To consider and act upon a proposal to (i) replace outstanding nonqualified stock options held by three directors and officers of the Company and (ii) approve and ratify new nonqualified stock options granted to two other directors of the Company.

(3) To approve the selection of the firm of Arthur Andersen LLP as independent public accountants for the Company for the current fiscal year.

(4) To transact such other business as may properly come before the meeting and any adjournments thereof.

The holder of common and preferred stock of the Company of record at the close of business on November 14, 2000 will be entitled to notice of and to vote at this meeting and any adjournments thereof.
					By Order of the Board of Directors

Edward R. Schwartz
					Secretary


November 15, 2000

WE URGE ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON, IF POSSIBLE, IF NOT, THEY ARE URGED TO DATE, SIGN AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The Proxy may be revoked at any time before it is voted, and shareholders executing proxies may attend the meeting and vote there in person should they so desire.

Management of the Company desires all shareholders to take an interest in the affairs of the Company and your interest can best be evidenced by attendance at the forthcoming meeting. Without a quorum in attendance the above matters to be taken up cannot be acted upon. Expense of obtaining a quorum for the meeting can be kept at a minimum if you attend the meeting either in person or by proxy.


PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the management of Chief Consolidated Mining Company ("the Company") of proxies to be used at the Special Meeting of Shareholders in Lieu of Annual Meeting of the Company, to be held at the Doral Hotel, 70 Park Avenue at 38th Street (Park Avenue Suite) New York City, New York 10016 on Friday, December 15, 2000 at 11:00 A.M. New York City time and any adjournment or adjournments thereof. Proxy material will first be mailed about November 16, 2000.
form of Proxy is solicited on behalf of management of the Company. Shareholders will vote upon: (1) the election of seven (7) directors to the Board of Directors of the Company; (2) a proposal to (i) replace outstanding nonqualified stock options held by three directors and officers of the Company and (ii) approve and ratify new nonqualified stock options granted to two other directors of the Company; (3) the approval of the selection of independent public accountants of the Company; and (4) such other business as may properly come before the meeting and any adjournments thereof.

The enclosed Proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the Proxy, and any shareholder attending the meeting may vote in person whether or not the shareholder has previously submitted a Proxy. Each proposal is identified in the Proxy and the accompanying Notice of Special Meeting of Shareholders in Lieu of Annual Meeting and is set forth and more fully described and commented upon under the applicable headings for each proposal in this proxy statement. of directors is designated as Proposal 1; the proposal to (i) replace outstanding nonqualified stock options held by three directors and officers of the Company and (ii) approve and ratify new nonqualified stock options granted to two other directors of the Company is designated as Proposal 2; and the approval of the selection of independent public accountants of the Company is designated as Proposal 3. Where instructions are indicated, the proxies will be voted in accordance therewith.


Where no instructions are indicated, the proxiess will be voted FOR the nominees for directors, FOR the proposal to approve the replacing of outstanding nonqualified stock options and approve the granting of nonqualified stock options to directors of the Company, and FOR the selection of independent public accountants, all as described below, and in their discretion with respect to any other business as may properly come before the meeting and any adjournment or adjournments thereof.

The By-laws of the Company provide that the Annual Meeting of the Shareholders be held on the third Tuesday in May of each year. Since the forthcoming Shareholders' Meeting is being held on December 15, 2000 in lieu of May 16, 2000 (the third Tuesday in May, 2000), the December 15, 2000 meeting is deemed to be a Special Meeting of Shareholders.

The record date set by the Board of Directors for the determination of stockholders entitled to vote is November 14, 2000. Shares of the Company's preferred stock, common stock and convertible common stock all have equal voting rights on the matters to be voted upon at the meeting. On November 14, 2000, there were 11,168 shares of preferred stock, 8,008,160 shares of common stock and 3,500,000 shares of convertible common stock outstanding and entitled to vote. Holders of each class are entitled to one vote per share with distinction as to class.
The votes of all classes will be counted together in determining the presence of a quorum and the vote upon each proposal. Upon the election of directors, shareholders have cumulative voting rights. Under cumulative voting, shareholders may multiply the number of shares of stock held by them by the number of positions to be filled and distribute the resulting numbers of votes among any or all nominees in any manner they see fit. The seven nominees receiving the greatest number of votes will be elected as directors. The cumulative vote represented by management proxies will be distributed among management's seven nominees in management's discretion so as to elect as many management nominees as possible. Shareholders representing a majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy to constitute a quorum. The shares represented by a proxy submitted by a shareholder will be counted for the purpose of determining whether a quorum is present; however, if the shareholder abstains from voting on a particular proposal, the proxies will not vote those shares on the proposal.


VOTING SECURITIES AND
PRINCIPAL STOCKHOLDERS

(a) The following table shows as of November 1, 2000, stock ownership of all persons known to management, to be beneficial owners of more than 5% of the common stock of the Company.

Name and Address of		Amount and Nature of		Percentage
Beneficial Owners			Beneficial Ownership		of Class

Estate of William E. Simon		558,600 shares (1)	   	6.98% (2)
310 South Street
Morristown, NJ 07962

Robert R. Hermann			492,500 shares                    	6.15% (2)
7701 Forsyth St.
Clayton, MO 63105

Dimeling, Schreiber & Park, as	3,500,000 shares (3)(4)	 30.41%
General Partner of Dimeling,
Schreiber & Park Reorganization
Fund II, LP
1629 Locust Street
Philadelphia, PA 19103

(1) 308,600 shares owned directly by estate of William E. Simon; 250,000 shares owned by a corporation in which the Estate of William E. Simon has shared power to direct the vote and disposition of the Company's shares held by the corporation by virtue of his ownership of voting stock in said corporation.

(2) Percentage based upon current number of the Company's outstanding shares of common stock, without regard to the Company's outstanding convertible common stock and the conversion rights of the holder of the Company's convertible common stock described at footnote (4), below.
  If such convertible common shares were converted into shares of common stock by the holder, the percentage would be reduced below 5%.

	(3) William R. Dimeling, Richard R. Schreiber and Christopher A. Arnold are principals of Dimeling, Schreiber & Park. They are currently directors of the Company and are nominees for director at the meeting.

(4) Dimeling, Schreiber & Park, in its capacity as General Partner of Dimeling, Schreiber & Park Reorganization Fund II, LP, a Delaware limited partnership, owns 3,500,000 shares of the Company's $0.50 par value convertible common stock. These shares are convertible into a like number
of the Company's common stock at no additional cost.   The percentage
shown is based upon the current number of the Company's outstanding shares of common stock together with the 3,500,000 shares of outstanding convertible common stock. Dimeling, Schreiber & Park, in its capacity as General Partner: (i) will receive an additional 280,000 shares of convertible common stock in December 2000, representing an annual 8% dividend for the year 2000 on its current holdings of 3,500,000 shares;
and (ii) has the right to purchase an additional 5,000,000 shares of convertible common stock from the Company, which right to purchase expires December 31, 2002. If the additional 5,000,000 shares are purchased, the percentage,including the 280,000 dividend shares, would be increased to 52.30%. In addition, Dimeling, Schreiber & Park, in its capacity as
General Partner, holds warrants to purchase additional shares of convertible common stock that expire December 31, 2004, however, it may not make purchases which would, assuming conversion of all convertible common stock, result in Dimeling, Schreiber & Park, in its capacity as General Partner, owning more than 68% of the Company's outstanding common stock. The holder of the convertible common stock has voting rights identical to the voting rights of the holders of registrant's common stock
See Certain Relationships and Related Transactions", below, for information concerning the acquisition of the convertible common stock and warrants by Dimeling, Schreiber & Park, in its capacity as General Partner,
Dimeling, Schreiber & Park Reorganization Fund II, LP and directorships in the Company held by three principals of Dimeling, Schreiber & Park.

(b) The equity securities of the Company beneficially owned by all directors, director nominees and officers, and by directors, director nominees and officers of the Company as a group, as of November 1, 2000, are:

Title
  Of				Name and Address	Amount and Nature of	Percentage of
Class			of Beneficial Owner	of Beneficial Ownership*	Common Stock

Common Stock
$0.05 par value:

                       	Christopher A. Arnold**	200(1)			0%
                       	1629 Locust Street
                       	Philadelphia, PA 19103

                        	Thomas Bruderman  	  49,100 (2)				.61%
                        	1573 Bronson Road
                        	Fairfield, CT 06430

                       	William R. Dimeling**		200(1)			0%
                       	1629 Locust Street
                       	Philadelphia, PA 19103

                       	Paul Hines		130,000(3)			1.60%
                       	17 Trachelle Lane
             	          Charleston, SC  29407

                       	Robert E. Poll			150,000				1.87%
                       	225 West 86th Street
                       	New York, NY 10024

         	            		Edward R. Schwartz	165,100(4)			2.03%
                       	500 Fifth Avenue
            	           New York, NY 10110

                       	Richard R. Schreiber**		200(1)			0%
                       	1629 Locust Street
                       	Philadelphia, PA 19103

                       	Leonard Weitz 	         	189,010(5)(6)		2.33%
           	            500 Fifth Avenue
           	            New York, NY 10110

Owned by all directors  683,810(7)			8.17%
and officers as a group


Preferred
Stock, $0.50
Par value:	None

* Each director and officer has sole voting and investment power with respect to shares owned.

** Principal of Dimeling Schreiber & Park. See footnote (4) to part (a) of "Voting Securities and Principal Stockholders," above, and "Certain Relationships and Related Transactions," below, for information concerning the purchase of 3,500,000 shares of the Company's voting convertible common stock by Dimeling, Schreiber & Park, in its capacity as General Partner of Dimeling, Schreiber & Park Reorganization Fund II, LP ("Fund II").

(1)	Does not include any portion of the 3,500,000 shares of the Company's convertible common stock held by Dimeling, Schreiber & Park in its capacity as General Partner of Fund II, in which Messrs. Dimeling, Schreiber and Arnold have shared power to direct the vote and disposition of such shares by virtue of their positions as principals of Dimeling, Schreiber & Park.

(2) Does not include 6,500 shares of common stock and 6,000 shares of preferred stock owned by Thomas Bruderman's wife, in which shares Thomas
 Bruderman disclaims any beneficial interest.

(3) Includes nonqualified stock options previously approved by the shareholders to purchase 120,000 shares held by Paul Hines. Also includes
 10,000 shares held in IRA account.

(4) Includes nonqualified stock options previously approved by the shareholders to purchase 120,000 shares held by Edward R. Schwartz. Does not include 200 shares owned by Edward R. Schwartz's wife, in which shares Edward R. Schwartz disclaims any beneficial interest.

(5) Includes nonqualified stock options previously approved by the shareholders to purchase 120,000 shares held by Leonard Weitz. Also includes 8,000 shares held in IRA account and 40,000 shares owned jointly with Leonard Weitz's wife.

(6) Does not include 20,000 shares owned by Leonard Weitz's wife, in which shares Leonard Weitz disclaims any beneficial interest.

(7) Includes options to purchase an aggregate of 360,000 shares as referred to at footnotes (3), (4) and (5), above. All options may be exercised by the directors or officers holding same within 60 days.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

At the Special Meeting In Lieu Of Annual Meeting Of Shareholders of
registrant held  December 29, 1999 ("the shareholders meeting") , the shareholders approved, among other things, a stock purchase agreement and a warrant.  Dimeling, Schreiber & Park, in its capacity as General Partner of Dimeling, Schreiber & Park Reorganization Fund II, LP, pursuant to the terms of the Stock Purchase Agreement, purchased 3,500,000 shares of the Company's convertible common stock on December 30, 1999 and has the right to p
shares on or before December 31, 2002.   The warrant approved by the
 shareholders gives Dimeling, Schreiber & Park, in its capacity as General Partner, the right to purchase additional shares of the convertible common stock , provided that its stock ownership does not exceed 68% of the
Company's outstanding shares of common stock (assuming conversion of the convertible common stock into shares of common stock).

William R. Dimeling, Richard R. Schreiber and Christopher A. Arnold, current directors and director nominees of the Company, are principals of Dimeling, Schreiber & Park. Since Dimeling, Schreiber & Park is acting in the stock purchase transaction in its capacity as the General Partner of Dimeling, Schreiber & Park Reorganization Fund II, LP, each of the aforesaid three directors and director nominees has a material interest in the transaction involving the sale of the convertible common stock by the Company. As of November 1, 2000 Dimeling, Schreiber & Park Reorganization Fund II, LP was the beneficial owner of 30.41% of the Company's common stock (assuming conversion of the convertible common stock into shares of common stock). See "Voting Securities and Principal stockholders", above, and "Proposal 1: Election of Directors", below.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following information for each of the Company's last three completed fiscal years is presented concerning the compensation of Leonard Weitz as Chairman, President and Chief Executive Officer of the Company:

SUMMARY COMPENSATION TABLE

Name and	 		Annual		              		Long-Term
Principal			Compensation	         		Compensation       All Other
Position	  YearSalary	             	Awards-Options    Compensation

Leonard Weitz*	1999	$175,000(1)		        		-	            	-
			            1998	$175,000(1)			        	-            		-
			            1997	$175,000(1)           	-             	-

* President, Chairman and Chief Executive Officer

(1) During the years 1997, 1998 and 1999, Leonard Weitz received annual base salary of $175,000 under the terms of an employment agreement dated as of September 1, 1996. Under the terms of that employment agreement, Leonard Weitz was employed as Chairman, President and Chief Executive Officer of the Company for a five year period ending August 31, 2001 and would, in addition to the base salary, receive such bonuses as the Board of Directors of the Company determined. No bonuses were awarded to Leonard Weitz during 1997, 1998 or 1999. On February 16, 2000, the Board of Directors approved a new employment agreement that superceded and canceled the September 1, 1996 employment agreement. The new employment agreement between the Company and Leonard Weitz became effective as of January 1, 2000 and is for a five year term ending December 31, 2004.
Under the terms of the new employment agreement, Leonard Weitz will continue to be employed as Chairman, President and Chief Executive Officer of the Company and he will receive an annual base salary of $225,000 and such bonuses as the Board of Directors of the Company may determine.

On January 21, 2000 the Board of Directors granted to Mr. Weitz, subject to shareholder approval, a nonqualified option to purchase 60,000 shares of common stock to replace a 60,000 share option that had been previously approved by the shareholders of the Company. The 60,000 share option to be cancelled is exercisable at $7 per share. The exercise price of the replacement option would be $2.1875 per share, if the shareholders approve. See Proposal 2 for information concerning the replacement option.




OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1999

No stock options were granted by the Company to Leonard Weitz during the fiscal year ended December 31, 1999. See Proposal 2, below, for information concerning a replacement option for 60,000 shares granted on January 21, 2000 to Mr. Weitz by the Board of Directors, subject to shareholder approval at the meeting.


OPTION EXERCISES DURING FISCAL YEAR
 ENDED DECEMBER 31, 1999 AND OPTION VALUES
 ON DECEMBER 31, 1999

The following table contains, with respect to stock options held by Leonard
 Weitz, information as to options exercised during the year 1999, the aggregate dollar value realized upon exercise, the total number of unexercised options held on December 31, 1999 and the aggregate dollar value of the in-the-money, unexercised options held on December 31, 1999.

      Shares			                                    		Value of Unexercised
      Acquired or	Value	    Number of Unexercised   	in-the-money options
Name		Exercised	Realized   Options at 12/31/99    	at 12/31/99 (3)

Nonqualified:

Leonard Weitz   None 	None	  120,000 (1)(2)	            None

(1)  All options held are fully exercisable.
(2)  Nonqualified stock options approved by shareholders.
(3) Values are calculated by subtracting the exercise price from the closing price of the Company's common stock on The Nasdaq Stock Market on December 31, 1999.

Compensation of Directors

Leonard Weitz, Chairman of the Board and Chief Executive Officer of the
 Company, is employed through December 31, 2004 under an employment agreement dated February 16, 2000. See "Compensation of Directors and Executive Officers - Summary Compensation Table", above, for further details concerning Mr. Weitz's employment agreement.

During 1999, each director who was not an officer of the Company received a quarterly fee of $1,250; no attendance fees were paid. Edward R. Schwartz, the Secretary-Treasurer of the Company, who was a director during 1999, did not receive a salary in 1999; he received a $10,000 annual fee in lieu of salary. The Board of Directors set a rate of $750 per day for services performed by each outside director of the Company that are in addition to services regularly performed by him as a director.

No stock options were granted by the Company to any directors during the fiscal year ended December 31, 1999 and no director exercised in 1999 any stock options held by him. See "Voting Securities and Principal Stockholders," above, for information as to stock options held by directors. See "Proposal 2" for information concerning replacement options for 60,000 shares each granted on January 21, 2000 to Leonard Weitz and Paul Hines, and new options for 60,000 shares each granted on
January 21, 2000 to Thomas Bruderman and Robert E. Poll. All of said option grants to directors of the Company are subject to shareholder approval at the meeting.


INFORMATION CONCERNING STOCK OPTIONS HELD BY DIRECTORS AND OFFICERS

	As of November 1, 2000, there were outstanding nonqualified stock options held by three directors and officers of the Company to purchases total of 360,000 shares of the Company's common stock. All of these options had been previously approved by the shareholders of the Company. Action is to be taken at this meeting with respect to the approval of replacement options for 180,000 shares of those previously approved nonqualified options. (See
Proposal 2, below).

	Action is also to be taken at this meeting with respect to the approval of new nonqualified options to purchase a total of 120,000 shares granted by the Board of Directors, subject to shareholder approval, to two directors of the Company who do not currently hold nonqualified options. (See Proposal
 2, below.)

	The following table shows information with respect to all outstanding nonqualified stock options to purchase a total of 360,000 shares as of November 1, 2000 with respect to each of the three directors and officers of the Company to whom such options were granted, all of said options having previously been approved by the shareholders of the Company: name of optionee, date of grant, expiration date, number of shares under option and exercise price per share.


TABLE OF STOCK OPTIONS CURRENTLY OUTSTANDING

Name of		 Date of	Expiration Date 	No. of Shares	 Exercise Price
Optionee		Grant		 of Option		      Under Option	  Per Share
Nonqualified
Stock Options

Leonard Weitz(1)	12/10/93	12/09/03	      	30,000		$3.50
              			09/19/94	09/18/04	      	30,000		  3.50
			              08/08/96	08/07/06      		60,000		  7.00

Paul Hines(2)		  09/19/94	09/18/04		      60,000		$3.50
			              12/06/95	12/05/05		      40,000		  6.9375
			              08/08/96	08/07/06	      	20,000		  7.00

Edward R. Schwartz(3)	09/19/94	09/18/04		60,000		$3.50
                   			12/06/95	12/05/05		40,000		  6.9375
		                   	08/08/96	08/07/06		20,000		  7.00

(1) President, Chairman and Chief Executive Officer
(2) Director
(3) Secretary and Treasurer


PROPOSAL 1: ELECTION OF DIRECTORS.

Seven directors are proposed to be elected at the meeting to serve until the meeting of shareholders to be held in the year 2001 and until their successors shall be elected and qualify. The persons named in the enclosed form of proxy intend to vote such proxy for the election of the seven nominees named below as directors of the Company. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated by the Board of Directors

All seven nominees for directors are current directors of the Company.
 Each of the nominees was elected to the Board of Directors at the meeting of shareholders held on December 29, 1999. The past five years business experience of each of the nominees is set forth below.

In electing directors, holders of common stock have cumulative voting rights, that is, each holder of record of common stock shall be entitled to as many votes as shall equal the number of shares owned of record multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among all or some of the directors to be voted for, as such holder sees fit. Unless contrary instructions are given, the persons named on the proxy will have discretionary votes in the same manner. Certain information for each nominee for director is set forth below:


                   				Director
Name 	            Age 	Since 	 Business Experience During Past Five Years
Christopher A. Arnold     30       1999*   	A principal of Dimeling,
Schreiber & Park, a private investment partnership that makes private equity investments in a broad range of middle market companies, from September
 1999 to present. Various positions with General Electric Capital
Corporation, a diversified financial services company from prior to 1996


Thomas Bruderman        58        1999*   Corporate communications
consulting, investment banking transactions and investment management conducted through Canterbury Companies Inc., as President, since prior to 1996. Corporate communications consultant for the Company from 1996 to November, 1999.

William R. Dimeling      59       1999*    	A principal of Dimeling,
Schreiber & Park, a private investment partnership that makes private equity investments in a broad range of middle market companies, since prior to 1996.

Paul Hines	          63           1994 	Financial and management consultant,
sinc		prior to 1996.

Robert E. Poll             52            1999* 	Financial and management
consulting through Poll Financial, LLC, as President,  since January
1998; Managing Director of Lazard Freres & Co.prior to 1996 to December
1997.   Manager of Public Finance and Municipal Bond Departments and
 other investment banking activities; Trustee of Citizens Budget Commission of New York since 1997.

Richard R. Schreiber      45         1999*	A principal of Dimeling,
Schreiber & Park, a private investment partnership that makes private equity investments in a broad range of middle market companies, since prior to 1996.

Leonard Weitz               71          1967  	Chairman and Chief
Executive Officer of the Company since 1971; President from 1971 to December 1993 and August 1996 to present. director by the shareholders of the Company on December 29, 1999.

PROPOSAL 2:  APPROVAL AND RATIFICATION OF NONQUALIFIED STOCK OPTIONS TO
 REPLACE OUTSTANDING NONQUALIFIED STOCK OPTIONS HELD BY THREE DIRECTORS AND OFFICERS AND APPROVAL AND RATIFICATIN OF NONQUALIFIED STOCK OPTIONS GRANTED BY THE BOARD OF DIRECTORS TO TWO OTHER DIRECTORS OF THE COMPANY.

	General.

	Although Proposal 2 is comprised of two parts involving nonqualified options, only one vote will be taken on the entire proposal. Therefore, a shareholder voting in favor of Proposal 2 will be voting to approve both the replacement of a portion of outstanding options (part (i)), and the granting of new options (part (ii)), all as further described below.
  Accordingly, both parts (i) and (ii) of Proposal 2 will either be approved together by the shareholders, or will be rejected together by the shareholders at the meeting.

(i) Replacement Options.

	The Board of Directors recommends the approval and ratification of three nonqualified stock options to replace certain existing options
("replacement options") for a total of 180,000 shares of common stock.
 These replacement options are intended to replace one-half of the nonqualified stock options currently held by Leonard Weitz, Paul Hines and Edward R. Schwartz, directors and officers of the Company, that had been previously approved by the shareholders. Messrs. Weitz and Hines are nominees for director (see proposal 1). The replacementoptions were granted by the Board of Directors on January 21, 2000, subject to the approval of shareholders of the Company at the meeting. Set forth below is certain information with respect to the replacement options and the existing options they would replace.


REPLACEMENT OPTIONS

Name of		Date of	Expiration Date	No. of Shares	Exercise Price
Optionee		Grant		of Option		Under Option	      Per Share

Leonard Weitz		1/21/00	1/20/10			  60,000		     $2.1875

Paul Hines		   1/21/00	1/20/10			   60,000		    $2.1875

Edward R. Schwartz	1/21/00	1/20/10		60,000	     	$2.1875

Total	                 						     180,000


EXISTING OPTIONS TO BE REPLACED

Name of		Date of	Expiration Date	No. of Shares	Exercise Price
Optionee		Grant		of Option		     Under Option	 Per Share

Leonard Weitz 			08/08/96(1)	08/07/06		60,000		$7.00

Paul Hines			    12/06/95(1)	12/05/05		40,000		$6.9375
				             08/08/96(1)	08/07/06		20,000		  7.00

Edward R. Schwartz		12/06/95(1)	12/05/05		40,000		$6.9375
                				08/08/96(1)	08/07/06		20,000		  7.00

Total		                            				 180,000

(1) Approved by shareholders on December 10, 1996.

	See "INFORMATION CONCERNING STOCK OPTIONS HELD BY DIRECTORS AND OFFICERS", above, for information concerning all options currently held by Messrs.
Weitz, Hines and Schwartz. This information includes both the existing options that will be replaced (if Proposal 2 is approved by the shareholders) and the other existing options that are not affected by Proposal 2.
The total number of nonqualified options that Messrs. Weitz, Hines and
 Schwartz will hold shall be 120,000 shares each, whether or not Proposal rs. Therefore, the principal purpose of Proposal 2, as recommended by the
 Board of Directors, is to reduce the exercise price for options held by each of the above optionees on 60,000 shares from the significantly higher market price for the Company's shares that existed during December 1995 and August 1996 when those options were granted. The exercise price for each of the replacement options was the then current market price for the Company's common stock on January 21, 2000, the date the options were g
s will also have the effect of extending the time period during which the options may be exercised by approximately 4 to 4 1/2 years. All the other provisions of the replacement options will be the same as the provisions of the existing options that they are intended to replace. As is shown in the "TABLE OF STOCK OPTIONS CURRENTLY OUTSTANDING", above, the other currently outstanding nonqualified options for 60,000 shares each held by
 Messrs. Weitz, Hines and Schwartz that have an exercise price of $3.50 p y the results of the shareholders' note on Proposal 2, and those options shall remain in effect.

	If the shareholders approve Proposal 2 at the meeting, Messrs. Weitz, Hines and Schwartz would surrender those options held by them which are to be canceled, in exchange for the replacement options approved at the meeting. If no such approval is given by the shareholders, the replacement options will be of no force and effect, and all the options listed in the "TABLE OF STOCK OPTIONS CURRENTLY OUTSTANDING", above, shall continue to be valid options in the hands of Messrs. Weitz, Hines and Schwartz and exe ir terms.

	Each of the replacement options contains the following significant provisions: the exercise price is $2.1875 per share; the optionee may exercise all of a part of the option so long as he continuously remains a director or officer, but in no event later than January 20, 2010, on which latter date the option expires without value; if the optionee dies, his personal representative may exercise the option within twelve months from the date of death; and payment by the optionee upon exercise of the option must ise price was the closing price for the Company's common stock on the Nasdaq small cap market on January 20, 2000. The replacement options were granted by the Board of Directors on January 21, 2000.

	The decision of the Board of Directors at its meeting held January 21, 2000 to propose to shareholders that Messrs. Weitz, Hines and Schwartz each receive nonqualified options to replace one-half of the options currently held by them was based upon several considerations.  The currently held options that would be replaced have exercise prices of $6.9375 and $7 per share, well above the $2.81 closing price for the Company's shares on
 November 1, 2000.  The Board of Directors believe that this current existi fect negated the incentive nature of the original grant.  It is this incentive element that constitutes the very essence of stock option grants.
  Rather than issue additional stock options to the three optionees, the
 Board of Directors determined that a granting of replacement options having an exercise price of $2.1875 per share in place of these higher priced options was a preferable course.  Providing overall incentive to directors and officers is consistent with the goals of all the shareholders of the recent market prices for the Company's shares are also more appropriate in terms of acknowledging the work of the directors and officers who formulate future plans for the Company and take on the fiduciary responsibilities that go with serving on the Board of Directors and being an officer of a company whose shares are publicly traded.

(ii) New Options.

	The Board of Directors recommends the approval and ratification of two new nonqualified stock options for 60,000 shares each granted by the Board of Directors, subject to shareholder approval, to Thomas Bruderman and Robert E. Poll ("new options"). Messrs. Bruderman and Poll were elected as directors of the Company on December 29, 1999; they are also nominees for director (see Proposal 1). Neither Mr. Bruderman nor Mr. Poll holds outstanding options to purchase shares of the Company's stock. The new opt on January 21, 2000 at an exercise price of $2.1875 per share. The exercise price was the closing price for the Company's common stock on the Nasdaq small cap market on January 20, 2000. At the time of granting the new options, the Board of Directors had considered as an important factor, Mr. Bruderman's and Mr. Poll's election as directors just one month earlier, and that it was to the benefit of the Company and its shareholders that Mr. Bruderman and Mr. Poll have incentive to see that the Company achie ions to these newly elected directors was commensurate with the fact that as directors of a publicly held company, they have undertaken fiduciary and management responsibilities.

	The new options granted to Messrs. Bruderman and Poll by the Board of Directors, for which shareholder approval is sought at the meeting under
 Proposal 2, are as follows:

Name of		Date of	Expiration Date	No. of Shares	Exercise Price
Optionee		Grant		of Option		     Under Option	 Per Share

Thomas Bruderman	1/21/00	1/20/10			60,000		     $2.1875

Robert E. Poll		 1/21/00	1/20/10			60,000		     $2.1875

In addition to the above stated $2.1875 per share option price, both of said new options contains the following significant provisions: the optionee may exercise all or a part of the option so long as he continuously serves as a director or officer, but in no event later than January 20, 2010, on which latter date the option expires without value; if the optionee dies, his personal representative may exercise the option within twelve months from the date of death; and payment by the optionee upon exercise of the option must be in cash.


Tax and Accounting Treatment of Options.

	The Company has been advised by counsel that under the Internal Revenue Code, the persons to whom the nonqualified stock options were granted will not be deemed to receive any income for Federal tax purposes at the time the options were granted, nor will the Company be entitled to a tax deduction at the time. Upon the exercise of a nonqualified stock option, the optionee will be deemed to have received income in an amount equal to the difference between the option price and market price of the shares on will be allowed an income tax deduction in an amount equal to the income deemed received by the optionee.

	The accounting treatment for the replacement options and for the new options will differ. The new stock options granted to Mr. Bruderman and Mr. Poll will be accounted for as a fixed award and neither the shareholders' approval of Proposal 2 nor the exercise of the option
 (if such approval has been given) will have any affect on the Company's net income. On the other hand, if the shareholders approve Proposal 2, the replacement options granted to Messrs. Weitz, Hines and Schwartz will be accounted for un consistent with the Financial Accounting Standards Board's interpretation of APB No. 25 that became effective on July 1, 2000. This means that the Company will be required to recognize compensation expense in its statement of operations for any increase in the market price of the Company's common stock above the $3.6875 market price of the common stock on July 1, 2000. This compensation expense must be recorded on a quarterly basis until the option is exercised, forfeited or expired. Any subsequent Company's common stock would result in a reversal of the compensation expense previously recognized. As an example, if the shareholders approve Proposal 2 at the meeting, the Company, in its financial statements for the year ended December 31, 2000, would recognize as compensation expense the dollar difference between the $3.6875 market price on July 1, 2000 and the market price for the shares of common stock on December 31, 2000.

Approval of Proposal 2 requires that the votes cast in favor of Proposal 2 exceed the votes cast against Proposal 2. As stated above, Proposal 2 is comprised of part (i) "replacement options" and part
(ii) "new options". If proposal 2 is approved by the shareholders, both the replacement options and the new options will become effective. If Proposal 2 is not approved, none of the aforesaid options will become effective. MANAGEMENT INTENDS TO CAST ITS PROXY VOTES IN FAVOR OF PROPOSAL 2.


PROPOSAL 3:  THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The accounting firm of Arthur Andersen LLP has been recommended by the Board of Directors to serve as independent public accountants for stated in the Notice of Special Meeting of Shareholders in Lieu of Annual Meeting. If any other matter shall properly come before the meeting, the persons in the accompanying proxy intend to vote on such matters in accordance with their best judgment.


By Order of the Board of Directors,


Edward R. Schwartz
Secretary

November 15, 2000

PROXY


CHIEF CONSOLIDATED MINING COMPANY
Special Meeting of Shareholders in Lieu of Annual Meeting December 15, 2000

	The undersigned, the holder of common stock, convertible common stock or preferred stock of Chief Consolidated Mining Company hereby constitutes and appoints Leonard Weitz and Edward R. Schwartz (the Proxy Committee) and/or eac
MEETINGS OF THE BOARD OF DIRECTORS AND
 INFORMATION  REGARDING COMMITTEES

The Board of Directors held four meetings in 1999. All of the persons who served as directors at the time of each meeting were present at all the meetings held in 1999.

The Company has an Audit Committee currently comprised of the following directors: Christopher A. Arnold, Paul Hines and Robert E. Poll. The
 principal functions of the Audit Committee are to (i) review financial reports and other financial information provided by the Company to any governmental body or the public; (ii) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (iii) consider independence and effectiveness and approve fees accountants; (iv) provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors; and (v) review with the Company's counsel, legal compliance matters and any legal matter that could have a significant impact on the Company's financial statements. During 1999, the Audit Committee was comprised of Mr. Hines and James Callery (a former director who had resigned in 1999). The Audit Committee held three meetings during the year 1999.


WITHHOLD VOTE FOR INDIVIDUAL NOMINEE(S): (Write that nominee(s) name in the space provided below).

2. Approval of the proposal to (i) replace outstanding nonqualified stock options held by three directors and officers of the Company and
(ii) approve and ratify new nonqualified stock options granted to two other directors of the Company.
		(The Board of Directors recommends a vote FOR).

FOR 	      	  AGAINST	            ABSTAIN

3. Ratification of the appointment of ARTHUR ANDERSEN LLP, as independent public accountants.
	 	(The Board of Directors recommends a vote FOR).

FOR 	        AGAINST	              ABSTAIN


4.	The Proxy Committee in their discretion, considering and acting upon any other matters which may properly come before the meeting or any adjournments thereof.
		(The Board of Directors recommends a vote FOR).

FOR 	        AGAINST	             ABSTAIN


The undersigned hereby acknowledges receipt of a copy of the notice and proxy statement of the Company for the meeting referred to on the reverse side.


Signature(s)  _______________________________________     Dated __________

NOTE:	Please sign as name appears, Joint ownership should each sign.
When signing as Attorney, Executor, Administrator, or Guardian, please give full title as such. If signer is a corporation, partnership or other entity, please sign, indicating the full name of the organization and title of person authorized to sign.